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                                                                      Exhibit 5
                                                              December 19, 1997


The Board of Directors of
Worthington Industries, Inc.
1205 Dearborn Drive
Columbus Ohio  43085
Sirs and Madame:

         I am familiar with the proceedings taken by Worthington Industries, Inc., a Delaware corporation (the "Company"), in connection with the institution of the Worthington Industries, Inc. 1997 Long-Term Incentive Plan (the "Plan"). I have collaborated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed or to be filed by the Company with the Securities and Exchange Commission for the registration of 4,500,000 shares of Common Stock, $.01 par value ("Common Shares"), under the Securities Act of 1933, as amended, for the purpose of offering such shares pursuant to the Plan to employees of the Company or its subsidiaries. In connection therewith. I have examined, among other things, such records and documents as I have deemed necessary in order to express the opinion hereinafter set forth.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

         2. When option and other awards with respect to the 4,500,000 Common Shares covered by the Registration Statement have been granted to eligible employees pursuant to and in accordance with the terms of the Plan, such options and other awards will be legally constituted and binding obligations of the Company in accordance with their terms; and

         3. When the 4,500,000 Common Shares of the Company to be registered under the Registration Statement have been delivered by the Company upon exercise of options or in accordance with the terms of other awards, in each case where applicable, against payment of the purchase price therefor, as determined in accordance with the Plan, such shares will be validly issued and outstanding, fully paid and non-assessable, assuming compliance with applicable Federal and state securities laws.

         I consent to the use of my opinion in the Registration Statement.

                                                     Very truly yours,

                                                     /s/Dale T. Brinkman

                                                     Dale Brinkman
                                                     General Counsel


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